UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No.1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2016

SUN HYDRAULICS CORPORATION

(Exact name of registrant as specified in its charter)

Florida	0-21835	59-2754337
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 West University Parkway, Sarasota, Florida	34243
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (941) 362-1200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On December 7, 2016, Sun Hydraulics Corporation (“Sun”) filed a Current Report on Form 8-K (“Original Report”) to report the completion of its acquisition of all of the outstanding equity interests in Enovation Controls, LLC. By this amendment No. 1 to the Original Report, Sun is amending Item 9.01 thereof to include the required financial statements and pro forma financial information.

Item 9.01.Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

The audited statement of assets acquired and liabilities assumed was prepared using Sun’s acquisition method basis of accounting as of the acquisition date of December 5, 2016 and audited statements of net revenues and direct costs and operating expenses for the years ended December 31, 2014 and 2015 and the nine month period ended September 30, 2016 of the Power Controls and Vehicle Technologies Lines of Business of Enovation Controls, LLC, and the notes thereto are filed as exhibit 99.1 to this Form 8-K/A.

Pursuant to a letter dated December 5, 2016, from the staff of the division of Corporation Finance of the Securities and Exchange Commission, the staff stated that it would not object to Sun’s proposal to provide the above financial statements in satisfaction of Rule 3-05 of the Regulation S-X as described in Note 1 to the abbreviated financial statements filed as Exhibit 99.1 to this Form 8-K/A.

(b)	Pro Forma Financial Information.

The unaudited pro forma combined balance sheet of Sun Hydraulics Corporation as of October 1, 2016 and the unaudited pro forma combined statements of operations for the year ended December 31, 2015 and the nine month period ended October 1, 2016, and the notes thereto, are filed as Exhibit 99.2 to this Form 8-K/A.

(d)Exhibits.

23.1	Consent of Independent Certified Public Accountants
99.1

Audited Statement of Assets Acquired and Liabilities Assumed as of December 5, 2016 and Audited Statements of Net Revenues and Direct Costs and Operating Expenses for the years ended December 31, 2014 and 2015 and the nine month period ended September 30, 2016 of the Power Controls and Vehicle Technologies Lines of Business of Enovation Controls, LLC and the notes thereto.

99.2	Unaudited Pro Forma Combined Financial Statements of Sun Hydraulics Corporation as of and for the nine months ended October 1, 2016 and the year ended January 2, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUN HYDRAULICS CORPORATION

Dated: February 17, 2017	By:	/s/ Tricia L. Fulton
Tricia L. Fulton
Chief Financial Officer (Principal Financial and Accounting Officer)

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